UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2026

Velo3D, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39757	98-1556965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2710 Lakeview Court
Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

(408) 610-3915

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001	VELO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment of January 2025 Senior Secured Convertible Secured Note

As previously reported, on January 7, 2025, Velo3D, Inc. (the “Company”) issued a Senior Secured Convertible Promissory Note in the principal amount of $5,000,000 (the “January 2025 Note”) to Thieneman Properties, LLC (the “Thieneman Properties”), an Indiana limited liability company controlled by Kenneth Thieneman, a member of the board of directors of the Company. On August 14, 2025, the Company and Thieneman Properties entered into an Amendment to Senior Secured Convertible Promissory Note, which amended the January 2025 Note to, among other things, (i) extend the maturity date of the January 2025 Note to February 14, 2027; (ii) reduce the interest rate of the January 2025 Note to 12% per annum; and (iii) amend the conversion price of the January 2025 Note to $16.38 per share.

Immediately prior to the January 2025 Note Amendment described below, Thieneman Properties transferred the January 2025 Note to Arrayed Notes Acquisition Corp. (“Arrayed”), a Delaware corporation controlled by Arun Jeldi, the Chief Executive Officer and a director of the Company, pursuant to a Convertible Promissory Note Transfer Agreement between Thieneman Properties (as transferor) and Arrayed (as transferee) (the “Holder”).

On March 4, 2026, the Company and Arrayed entered into an Amendment to Senior Secured Convertible Promissory Note (the “January 2025 Note Amendment”), which amended certain provisions of the January 2025 Note to, among other things, provide that, at any time and from time to time, the Holder has the right, at its option, to convert all or any portion of the outstanding principal amount of the January 2025 Note, together with accrued and unpaid interest thereon, into shares of the Company’s common stock, par value $0.00001 per share.

Except as amended by the January 2025 Note Amendment, the January 2025 Note, as previously amended, remains in full force and effect in accordance with its terms.

Amendment of February 2025 Senior Secured Convertible Secured Note

As previously reported, on February 10, 2025, the Company issued a Senior Secured Convertible Promissory Note in the aggregate principal amount of $10,000,000 (the “February 2025 Note”) to Thieneman Construction, Inc. (“Thieneman Construction”), an entity controlled by Mr. Thieneman. On August 14, 2025, the Company and Thieneman Construction entered into an Amendment to Senior Secured Convertible Promissory Note, which amended the February 2025 Note to, among other things, (i) extend the maturity dates for each tranche of the February 2025 Note to February 14, 2027; (ii) reduce the interest rate of the February 2025 Note to 12% per annum; and (iii) amend the conversion price of the February 2025 Note to $10.50 per share.

On March 4, 2026, the Company and Thieneman Construction entered into an Amendment to Senior Secured Convertible Promissory Note (the “February 2025 Note Amendment”), which amended certain provisions of the February 2025 Note to, among other things, provide that, subject to the existing terms of the February 2025 Note, accrued and unpaid interest thereon, in addition to the outstanding principal amount, may be convertible into common stock at the holder’s option.

Except as amended by the February 2025 Note Amendment, the February 2025 Note, as previously amended, remains in full force and effect in accordance with its terms.

The foregoing descriptions of the January 2025 Note Amendment and the February 2025 Note Amendment do not purport to be complete and are qualified in their entirety by the full text of the January 2025 Note Amendment and the February 2025 Note Amendment, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment to Senior Secured Convertible Promissory Note, dated as of March 4, 2026 (January 2025 Note Amendment).
10.2	Amendment to Senior Secured Convertible Promissory Note, dated as of March 4, 2026 (February 2025 Note Amendment).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Velo3D, Inc.

Date: March 6, 2026	By:	/s/ Bernard Chung
Bernard Chung
Acting Chief Financial Officer